UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 22, 2022
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273		51-0263969

(COMMISSION FILE NUMBER)		(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Parkway, Suite 200
Sarasota,	Florida	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(941) 556-2601
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 22, 2022, Roper Technologies, Inc. (the “Company”) completed its previously announced sale of a majority equity interest in the Company’s industrial businesses, including its entire historical Process Technologies reportable segment and the industrial businesses within its historical Measurement & Analytical Solutions reportable segment. The sale was consummated pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) between the Company, Roper International Holding Inc. and RIPIC Holdco Inc. (collectively, the “Sellers”) and RIPIC Equity, LLC (“RIPIC TopCo”) with CD&R Tree Delaware Holdings, L.P. (“Buyer”), an investment vehicle owned by affiliates of Clayton, Dubilier & Rice, LLC. The Company’s industrial businesses included in this transaction are Alpha, AMOT, CCC, Cornell, Dynisco, FTI, Hansen, Hardy, Logitech, Metrix, PAC, Roper Pump, Struers, Technolog, Uson, and Viatran (collectively referred to herein as the “Business”). Prior to the closing of the transactions contemplated by the Equity Purchase Agreement (the “Closing”), RIPIC TopCo owned all of the equity of RIPIC Holdings, LLC (“RIPIC Holdings”), a limited liability holding company that indirectly held the operating companies comprising the Business. Immediately following the Closing, Sellers will own 49% of the equity of RIPIC TopCo.

Immediately prior to the Closing, a wholly owned operating subsidiary of RIPIC Holdings incurred new funded indebtedness of $2,012 million from third parties and affiliates of Buyer through borrowings of term loans under new secured credit agreements, a portion of which was used by RIPIC TopCo to make a distribution and certain payments relating to the pre-Closing restructuring of RIPIC TopCo in the aggregate amount of $1,775 million in cash.

Pursuant to the Equity Purchase Agreement, Buyer paid a purchase price of $828.75 million to the Sellers in exchange for approximately 51% of the total outstanding equity of RIPIC TopCo at the Closing. In addition, the Sellers are entitled to an earnout payment from Buyer of up to $51 million if the Business exceeds a threshold level of earnings before interest taxes, depreciation and amortization for the year ended December 31, 2022.

The foregoing description Equity Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 3, 2022 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1
Equity Purchase Agreement by and among RIPIC Holdco Inc., Roper International Holding, Inc., RIPIC Equity LLC CD&R Tree Delaware Holdings, L.P. AND, solely for purposes of section 6.25, Roper Technologies, Inc. dated as of May 29, 2022.* (incorporated herein by reference to Exhibit 2.1 to the Roper Technologies, Inc. Quarterly Report on Form 10-Q filed August 3, 2022).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Roper Technologies, Inc. will furnish the omitted annexes and schedules to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ John K. Stipancich	Date:	November 22, 2022
John K. Stipancich, Executive Vice President, General Counsel and Corporate Secretary